Exhibit 23.2

                        CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2005, relating to the consolidated financial statements and financial statement schedules of Virtual Radiologic Corporation, except for Note 3, as to which the date is May 12, 2006.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.

Minneapolis Minnesota
December 11, 2007